ADVISERS MANAGERS TRUST

                      Form of Amendment to the Declaration of Trust

         The undersigned, being a majority of the Trustees of Advisers Managers Trust (the "Trust"), a New York common law trust, acting pursuant to Article
10.4 of the Trust's Amended and Restated Declaration of Trust dated April 26, 1995 ("Declaration of Trust"), hereby amends Article VI of the Declaration of Trust.

                  The first sentence of Article VI, Section 6.1 is hereby amended as follows (new text underlined, deleted text struckthrough):

                  6.1.  Interests.  The beneficial  interest in the Trust


         Property shall consist of [begin strikethrough] non-transferable [end strikethrough] [begin underline] Interests that are non-transferable except to the extent transfer is permitted by
         Section 6.3 hereof. [end underline]


                  The following new Section 6.3 of Article VI is added to the Declaration of Trust:

                  6.3. Transferability. A Holder may transfer its Interest for purposes of effecting a merger or consolidation of the Trust or any one or more Series thereof, or a sale, lease or exchange of all or substantially all of the Trust Property or the assets belonging to one or more Series, as applicable, or, with approval of the Board of Trustees, for the purposes of effecting a merger or consolidation of the Holder or any one or more series of Holders or a sale, lease or exchange of all or substantially all of the property or the assets belonging to a Holder or one or more series of Holders.


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         The  undersigned  have executed this  instrument  this ___ day of ____,
1998.


         --------------------
         Stanley Egener


         --------------------
         Lawrence Zicklin


         --------------------
         Faith Colish


         --------------------
         Walter G. Ehlers

         --------------------
         C. Anne Harvey


         --------------------
         Leslie A. Jacobson


         --------------------
         Robert M. Porter


         --------------------
         Ruth E. Salzmann


         --------------------
         Peter P. Trapp